The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and underlying supplement do not constitute an offer to sell the Securities and we are not soliciting an offer to buy the Securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated June 4, 2026

Pricing Supplement dated June , 2026	Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-287303

Barclays Bank PLC Airbag In-Digital Securities

Linked to the S&P 500® Index due on or about June 15, 2028

Investment Description

The Airbag In-Digital Securities (the “Securities”) are unsecured and unsubordinated debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of the S&P 500® Index (the “Underlying”). If the Final Underlying Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus a return equal to the Digital Return, which will be set on the Trade Date and will be between 18.10% and 20.10%. However, if the Final Underlying Level is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the principal amount, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Underlying in excess of the Threshold Percentage of 10%. In this case, you will be exposed on a leveraged basis to the decline in the Underlying in excess of the Threshold Percentage and could lose all of your initial investment. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. The Final Underlying Level is observed relative to the Digital Barrier only on the Final Valuation Date, and the Digital Return and the contingent repayment of principal apply only if you hold the Securities to maturity. Generally, the higher the Digital Return on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to the Digital Return, and you will not participate in any appreciation of the Underlying. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-4 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

Features	Key Dates[1]

❑	Digital Return Feature: At maturity, if the Final Underlying Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a payment at maturity equal to the principal amount of your Securities plus a return equal to the Digital Return.
❑	Downside Market Exposure: If the Final Underlying Level is less than the Downside Threshold, at maturity, the Issuer will repay less than the full principal amount, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Underlying in excess of the Threshold Percentage. The Final Underlying Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the Digital Return and the contingent repayment of principal apply only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.

Trade Date:	June 10, 2026
Settlement Date:	June 15, 2026
Final Valuation Date:	June 12, 2028
Maturity Date:	June 15, 2028
[1]	The Trade Date, the Final Valuation Date and the Maturity Date are subject to postponement. See “Indicative Terms” on page PS-6 of this pricing supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE UP TO THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-7 OF THIS PRICING SUPPLEMENT AND “RISK FACTORS” BEGINNING ON PAGE S-9 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

NOTWITHSTANDING AND TO THE EXCLUSION OF ANY OTHER TERM OF THE SECURITIES OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN BARCLAYS BANK PLC AND ANY HOLDER OR BENEFICIAL OWNER OF THE SECURITIES (OR THE TRUSTEE ON BEHALF OF THE HOLDERS OF THE SECURITIES), BY ACQUIRING THE SECURITIES, EACH HOLDER OR BENEFICIAL OWNER OF THE SECURITIES ACKNOWLEDGES, ACCEPTS, AGREES TO BE BOUND BY, AND CONSENTS TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER BY THE RELEVANT U.K. RESOLUTION AUTHORITY. SEE “CONSENT TO U.K. BAIL-IN POWER” ON PAGE PS-4 OF THIS PRICING SUPPLEMENT.

Security Offering

We are offering Airbag In-Digital Securities linked to the S&P 500® Index. The return on the Securities is subject to, and will not exceed, the Digital Return. The Digital Return, the Initial Underlying Level, the Digital Barrier and the Downside Threshold will be set on the Trade Date. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Underlying	Digital Return	Initial Underlying Level*	Digital Barrier	Downside Threshold	Threshold Percentage	Downside Gearing	CUSIP / ISIN
S&P 500® Index (SPX)	18.10% to 20.10%	•	90% of the Initial Underlying Level (rounded to two decimal places)	90% of the Initial Underlying Level (rounded to two decimal places)	10%	Approximately 1.1111	06749D310 / US06749D3109

* The Initial Underlying Level will be the Closing Level of the Underlying on the Trade Date.

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025, the underlying supplement dated May 15, 2025 and this pricing supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute our unsecured and unsubordinated obligations. The Securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1,2]	Underwriting Discount[2]	Proceeds to Barclays Bank PLC
Per Security	$10	$0	$10
Total	$•	$•	$•
[1]	Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.417 and $9.917 per Security. The estimated value is expected to be less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 of this pricing supplement.

[2]	All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc. will act as placement agent at an initial issue price of $10 per Security and will not receive a sales commission. See “Supplemental Plan of Distribution” below.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these Securities are a part, and the underlying supplement dated May 15, 2025. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Key Risks” in this pricing supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms set forth in this pricing supplement differ from those set forth in the prospectus, prospectus supplement or underlying supplement, the terms set forth herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

t	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

t	Underlying supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC. In this pricing supplement, “Securities” refers to the Airbag In-Digital Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

The range of the estimated values of the Securities referenced above may not correlate on a linear basis with the range for the Digital Return set forth in this pricing supplement. We determined the size of the range for the Digital Return based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities. The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on or prior to the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately three months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Securities and/or any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-7 of this pricing supplement.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder or beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities of such shares, securities or obligations); (iii) the cancellation of the Securities and/or (iv) the amendment or alteration of the maturity of the Securities, or the amendment of the amount of interest or any other amounts due on the Securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Securities further acknowledges and agrees that the rights of the holders or beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Key Risks—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Selected Purchase Considerations

The Securities may be appropriate for you if:

t	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t	You can tolerate a loss of some or all of your initial investment, and you are willing to make an investment that is subject to leveraged downside market exposure to any decline of the Underlying in excess of the Threshold Percentage.

t	You seek an investment with exposure to the Underlying, and you believe the level of the Underlying is likely to close at or above the Digital Barrier on the Final Valuation Date and will not increase by a greater percentage than the Digital Return over the term of the Securities.

t	You understand and accept that any positive return on the Securities will be limited to the Digital Return, and you will not participate in any percentage increase in the level of the Underlying above the Digital Return.

t	You would be willing to invest in the Securities if the Digital Return were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Digital Return will be set on the Trade Date).

t	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying.

t	You do not seek current income from this investment, and you are willing to forgo any dividends paid on the securities composing the Underlying.

t	You are willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

t	You understand and are willing to accept the risks associated with the Underlying.

t	You are willing and able to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you under the Securities, including any repayment of principal.

The Securities may not be appropriate for you if:

t	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t	You cannot tolerate the loss of some or all of your initial investment, or you are not willing to make an investment that is subject to leveraged downside market exposure to any decline of the Underlying in excess of the Threshold Percentage.

t	You do not seek an investment with exposure to the Underlying, or you believe the level of the Underlying is unlikely to close at or above the Digital Barrier on the Final Valuation Date or will increase by a greater percentage than the Digital Return over the term of the Securities.

t	You seek an investment that provides for participation in any percentage increase in the level of the Underlying above the Digital Return.

t	You would be unwilling to invest in the Securities if the Digital Return were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Digital Return will be set on the Trade Date).

t	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying.

t	You seek current income from this investment, or you would prefer to receive any dividends paid on the securities composing the Underlying.

t	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

t	You do not understand or are not willing to accept the risks associated with the Underlying.

t	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

t	You are not willing or are unable to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments due to you under the Securities, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-7 of this pricing supplement and the “Risk Factors” beginning on page S-9 of the prospectus supplement for risks related to an investment in the Securities. For more information about the Underlying, please see the section titled “S&P 500® Index” below.

Indicative Terms[1]
Issuer:	Barclays Bank PLC
Principal Amount:	$10 per Security
Term[2]:	Approximately 2 years. See “Key Dates” on the cover of this pricing supplement.[2]
Reference Asset:	S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “Underlying”)
Payment at Maturity (per Security):

•

If the Final Underlying Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a payment at maturity equal to the principal amount plus a return equal to the Digital Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Digital Return)

•

If the Final Underlying Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Underlying in excess of the Threshold Percentage. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Underlying Return + Threshold Percentage) × Downside Gearing]

If the Final Underlying Level is less than the Downside Threshold, your principal is exposed on a leveraged basis to the decline in the Underlying in excess of the Threshold Percentage, and you will lose some or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Digital Return:	18.10% to 20.10%. The actual Digital Return will be set on the Trade Date and will not be less than 18.10%.
Digital Barrier:	A percentage of the Initial Underlying Level, as specified on the cover of this pricing supplement
Downside Threshold:	A percentage of the Initial Underlying Level, as specified on the cover of this pricing supplement
Threshold Percentage:	10%
Downside Gearing:	1 / (1 – Threshold Percentage), which equals approximately 1.1111
Underlying Return:	Final Underlying Level – Initial Underlying Level Initial Underlying Level
Initial Underlying Level:	The Closing Level of the Underlying on the Trade Date
Final Underlying Level:	The Closing Level of the Underlying on the Final Valuation Date
Closing Level:	Closing Level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC

Investment Timeline
Trade Date:	The Initial Underlying Level is observed, the Downside Threshold and Digital Barrier are determined and the Digital Return is set.

Maturity Date:

The Final Underlying Level is observed and the Underlying Return is determined on the Final Valuation Date.

If the Final Underlying Level is greater than or equal to the Digital Barrier (which is equal to the Downside Threshold), the Issuer will pay you a payment at maturity equal to the principal amount plus a return equal to the Digital Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Digital Return)

If the Final Underlying Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Underlying in excess of the Threshold Percentage. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + [$10 × (Underlying Return + Threshold Percentage) × Downside Gearing]

If the Final Underlying Level is less than the Downside Threshold, your principal is exposed on a leveraged basis to the decline in the Underlying in excess of the Threshold Percentage, and you will lose some or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. The Final Underlying Level is observed relative to the Downside Threshold only on the Final Valuation Date, and the Digital Return and the contingent repayment of principal apply only if you hold the Securities to maturity. Your return potential on the Securities is limited to the Digital Return, and you will not participate in any appreciation of the Underlying. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement. The Underlying and the terms of the Securities are subject to adjustment by the Calculation Agent and the Maturity Date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Key Risks—Risks Relating to the Underlying” below.

[2]	Subject to postponement in certain circumstances, as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Equity Index as a Reference Asset” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying or the securities composing the Underlying. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Securities unless you understand and can bear the risks of investing in the Securities.

Risks Relating to the Securities Generally

t	You risk losing some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. The Issuer will repay you the principal amount of your Securities only if the Final Underlying Level is greater than or equal to the Digital Barrier and will make such payment only at maturity. If the Final Underlying Level is less than the Downside Threshold, you will be exposed on a leveraged basis to the decline in the Underlying in excess of the Threshold Percentage and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Underlying in excess of the Threshold Percentage. Accordingly, you may lose some or all of your principal.

t	Your maximum return on the Securities is limited by the Digital Return — If the Final Underlying Level is greater than or equal to the Digital Barrier, for each Security, the Issuer will pay you at maturity $10 plus a return equal to the Digital Return, regardless of any appreciation of the Underlying, which may be significant. Therefore, you will not benefit from appreciation of the Underlying in excess of an amount that equals the Digital Return, and your return on the Securities may be less than the return on a direct investment in the Underlying or its underlying components.

t	No interest payments — The Issuer will not make periodic interest payments on the Securities.

t	Any payment on the Securities will be determined based on the Closing Levels of the Underlying on the dates specified — Any payment on the Securities will be determined based on the Closing Levels of the Underlying on the dates specified. You will not benefit from any more favorable value of the Underlying determined at any other time.

t	Contingent repayment of principal applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at that time the level of the Underlying is greater than the Digital Barrier.

t	The Digital Return applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Digital Return or the Securities themselves, and the return you realize may be less than the Underlying’s return itself, even if such return is positive or is negative but the value of the Underlying is not below the Digital Barrier. You can receive the full benefit of the Digital Return only if you hold your Securities to maturity.

t	A higher Digital Return and/or a lower Digital Barrier and/or Downside Threshold may reflect greater expected volatility of the Underlying, which is generally associated with a greater risk of loss — Volatility is a measure of the degree of variation in the level of the Underlying over a period of time. The greater the expected volatility of the Underlying at the time the terms of the Securities are set, the greater the expectation is at that time that you may not receive the Digital Return and may lose some or all of your principal at maturity. In addition, the economic terms of the Notes, including the Digital Return, the Digital Barrier and the Downside Threshold, are based, in part, on the expected volatility of the Underlying at the time the terms of the Securities are set, where higher expected volatility will generally be reflected in a higher Digital Return than the fixed rate we would pay on conventional debt securities of the same maturity and/or on otherwise comparable securities and/or a lower Digital Barrier and/or a lower Downside Threshold as compared to otherwise comparable securities. Accordingly, a higher Digital Return will generally be indicative of a greater risk of loss while a lower Digital Barrier or Downside Threshold does not necessarily indicate that the Securities have a greater likelihood of paying the Digital Return or returning your principal at maturity. You should be willing to accept the downside market risk of the Underlying and the potential loss of some or all of your principal at maturity.

t	Owning the Securities is not the same as owning the securities composing the Underlying — The return on your Securities may not reflect the return you would realize if you actually owned the securities composing the Underlying. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Underlying would have.

t	The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts, as described under “What Are the Tax Consequences of an Investment in the Securities?” below. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

t	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

t	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder or beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Securities losing all or a part of the value of your investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlying

t	The Underlying reflects the price return of the securities composing the Underlying, not the total return — The return on the Securities is based on the performance of the Underlying, which reflects changes in the market prices of the securities composing the Underlying. The Underlying is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the Underlying. Accordingly, the return on the Securities will not include such a total return feature.

t	Adjustments to the Underlying could adversely affect the value of the Securities — The sponsor of the Underlying may add, delete, substitute or adjust the securities composing the Underlying or make other methodological changes to the Underlying that could affect its performance. The Calculation Agent will calculate the value to be used as the Closing Level of the Underlying in the event of certain material changes in or modifications to the Underlying. In addition, the sponsor of the Underlying may also discontinue or suspend calculation or publication of the Underlying at any time. Under these circumstances, the Calculation Agent may select a successor index that the Calculation Agent determines to be comparable to the Underlying or, if no successor index is available, the Calculation Agent will determine the value to be used as the Closing Level of the Underlying. Any of these actions could adversely affect the value of the Underlying and, consequently, the value of the Securities. See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

t	Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. We will not pay compensation to the Agents in connection with the distribution of the Securities.

t	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying.

t	Potential Barclays Bank PLC impact on the level of the Underlying — Trading or transactions by Barclays Bank PLC or its affiliates in the securities composing the Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying or the securities composing the Underlying may adversely affect the level of the Underlying and, therefore, the market value of the Securities.

t	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates play a variety of roles in connection with the issuance of the Securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Securities.

In connection with our normal business activities and in connection with hedging our obligations under the Securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Underlying or its components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Securities.

In addition, the role played by Barclays Capital Inc., as the agent for the Securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell the Securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

In addition to the activities described above, we will also act as the Calculation Agent for the Securities. As Calculation Agent, we will determine any values of the Underlying and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Underlying” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Securities, and any of these determinations may adversely affect any payments on the Securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

t	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

t	Many economic and market factors will impact the value of the Securities — Structured notes, including the Securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the Securities at issuance and their value in the secondary market. Accordingly, in addition to the level of the Underlying on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

t	the expected volatility of the Underlying;

t	the time to maturity of the Securities;

t	the market prices of, and dividend rates on, the securities composing the Underlying;

t	interest and yield rates in the market generally;

t	supply and demand for the Securities;

t	a variety of economic, financial, political, regulatory and judicial events; and

t	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

t	The estimated value of your Securities is expected to be lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

t	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

t	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of

Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

t	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

t	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 for further information.

Hypothetical Examples and Return Table of the Securities at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples and table below illustrate the payment at maturity for a $10 principal amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth below.* You should not take these examples or the table below as an indication or assurance of the expected performance of the Securities. The examples and table below do not take into account any tax consequences from investing in the Securities. Numbers appearing in the examples and table below have been rounded for ease of analysis.

Term:	Approximately 2 years
Hypothetical Initial Underlying Level:	100.00
Hypothetical Digital Return:	18.10% (the bottom of the range of 18.10% to 20.10%)
Hypothetical Digital Barrier:	90.00 (90% of the hypothetical Initial Underlying Level)
Hypothetical Downside Threshold:	90.00 (90% of the hypothetical Initial Underlying Level)
Threshold Percentage:	10%
Downside Gearing:	Approximately 1.1111
*	Terms used for purposes of these hypothetical examples may not represent the actual Digital Return, Initial Underlying Level, Digital Barrier, Downside Threshold or Final Underlying Level. The actual Digital Return will be set on the Trade Date. The hypothetical Initial Underlying Level of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Underlying Level. The actual Initial Underlying Level, Digital Barrier and Downside Threshold will be based on the Closing Level of the Underlying on the Trade Date and the actual Final Underlying Level will be the Closing Level of the Underlying on the Final Valuation Date. For historical Closing Levels of the Underlying, please see the historical information set forth under the section titled “S&P 500® Index” below. We cannot predict the Closing Level of the Underlying on any day during the term of the Securities, including on the Final Valuation Date.

Final Underlying Level	Underlying Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$11.810	18.100%
170.00	70.00%	$11.810	18.100%
160.00	60.00%	$11.810	18.100%
150.00	50.00%	$11.810	18.100%
140.00	40.00%	$11.810	18.100%
130.00	30.00%	$11.810	18.100%
120.00	20.00%	$11.810	18.100%
118.10	18.10%	$11.810	18.100%
110.00	10.00%	$11.810	18.100%
105.00	5.00%	$11.810	18.100%
102.50	2.50%	$11.810	18.100%
100.00	0.00%	$11.810	18.100%
95.00	-5.00%	$11.810	18.100%
90.00	-10.00%	$11.810	18.100%
89.99	-10.01%	$9.999	-0.011%
80.00	-20.00%	$8.889	-11.111%
70.00	-30.00%	$7.778	-22.222%
60.00	-40.00%	$6.667	-33.333%
50.00	-50.00%	$5.556	-44.444%
40.00	-60.00%	$4.444	-55.556%
30.00	-70.00%	$3.333	-66.667%
20.00	-80.00%	$2.222	-77.778%
10.00	-90.00%	$1.111	-88.889%
0.00	-100.00%	$0.000	-100.00%
[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

Example 1 — The Closing Level of the Underlying increases 5.00% from the Initial Underlying Level of 100.00 to a Final Underlying Level of 105.00, resulting in an Underlying Return of 5.00%.

Because the Final Underlying Level is greater than or equal to the Digital Barrier, the Issuer will pay you an amount based on the Digital Return. The issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Digital Return)
$10 + ($10 × 18.10%) = $10 + $1.810 = $11.810

The payment at maturity of $11.810 per Security represents a total return on the Securities of 18.10%.

Example 2 — The Closing Level of the Underlying increases 30.00% from the Initial Underlying Level of 100.00 to a Final Underlying Level of 130.00, resulting in an Underlying Return of 30.00%.

Because the Final Underlying Level is greater than or equal to the Digital Barrier, the Issuer will pay you an amount based on the Digital Return. The issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Digital Return)
$10 + ($10 × 18.10%) = $10 + $1.810 = $11.810

The payment at maturity of $11.810 per Security represents a total return on the Securities of 18.10%. In this case, the return on the Securities is less than the appreciation of the Underlying.

Example 3 — The Closing Level of the Underlying decreases 5.00% from the Initial Underlying Level of 100.00 to a Final Underlying Level of 95.00, resulting in an Underlying Return of -5.00%.

Because the Final Underlying Level is greater than or equal to the Digital Barrier, even though the Final Underlying Level is less than the Initial Underlying Level, the Issuer will pay you an amount based on the Digital Return. The issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the Digital Return)
$10 + ($10 × 18.10%) = $10 + $1.810 = $11.810

The payment at maturity of $11.810 per Security represents a total return on the Securities of 18.10%. Even though the Underlying decreased by 5.00% in this example, because the Final Underlying Level is greater than the Digital Barrier, you will receive a positive return equal to the Digital Return of 18.10%.

Example 4 — The Closing Level of the Underlying decreases 60.00% from the Initial Underlying Level of 100.00 to a Final Underlying Level of 40.00, resulting in an Underlying Return of -60.00%.

Because the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + [$10 × (Underlying Return + Threshold Percentage) × Downside Gearing]

$10 + [$10 × (-60.00% + 10%) × 1.1111] = $10 + -$5.556 = $4.444

The payment at maturity of $4.444 per Security represents a loss on the Securities of 55.556%.

If the Final Underlying Level is less than the Downside Threshold, at maturity the Issuer will repay less than the full principal amount, if anything, resulting in a loss of 1.1111% of principal for every 1% decline in the Underlying in excess of the Threshold Percentage. Investors could lose some or all of their principal amount.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder (as defined in the accompanying prospectus supplement), “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Security relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Security.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Underlying. Assuming this treatment is respected, upon a sale or exchange of the Securities (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities. This gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not intend to treat payments on the Securities to non-U.S. holders as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Securities do not have a “delta of one” within the meaning of the regulations, we expect that these regulations should not apply to the Securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the Securities.

S&P 500® Index

The Underlying consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the Underlying, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Underlying from January 4, 2016 through June 2, 2026, based on the daily Closing Levels of the Underlying. The Closing Level of the Underlying on June 2, 2026 was 7,609.78. The dotted line represents a hypothetical Downside Threshold of 6,848.80, which is equal to 90% of the Closing Level of the Underlying on June 2, 2026. The actual Downside Threshold will be based on the Closing Level of the Underlying on the Trade Date.

We obtained the Closing Levels of the Underlying from Bloomberg Professional® service, without independent verification. Historical performance of the Underlying should not be taken as an indication of future performance. Future performance of the Underlying may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the Underlying during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the Underlying will not result in a loss on your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price indicated on the cover of this pricing supplement. All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc. will act as placement agent at an initial issue price of $10 per Security and will not receive a sales commission.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.